    As filed with the Securities and Exchange Commission on July 22, 1996
                                                                  File No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933
                          __________________________

                              FTP SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

             MASSACHUSETTS                                   04-2906463
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

                             100 BRICKSTONE SQUARE
                                  FIFTH FLOOR
                         ANDOVER, MASSACHUSETTS  01810
                                (508) 685-4000

                   (Address of principal executive offices)
                           _________________________

              FIREFOX COMMUNICATIONS INC. 1995 STOCK OPTION PLAN
     FIREFOX COMMUNICATIONS INC. 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
            FIREFOX COMMUNICATIONS LIMITED 1994 SHARE OPTION SCHEME
                           _________________________
                          (Full titles of the plans)

                               Douglas F. Flood
                   Senior Vice President and General Counsel
                              FTP Software, Inc.
                             100 Brickstone Square
                         Andover, Massachusetts 01810
                                (508) 685-4000

                           _________________________
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
Title of securities     Amount to be     Proposed maximum                  Proposed maximum                   Amount of
to be registered        registered       offering price per share /(1)/    aggregate offering price/ (1)/     registration fee /(2)/
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock,          378,500 shares             $6.22                            $2,353,016.05                    $811.38
par value $0.01
- ------------------------------------------------------------------------------------------------------------------------------------

/(1)/ The offering price for the shares of Common Stock (the "Shares") subject to options on the date hereof is the actual exercise price of such options. For the Shares subject to options granted under the Firefox Communications Inc. 1995 Stock Option Plan (the "1995 Plan") to be registered hereunder, the aggregate exercise price is $1,083,316.00. For the Shares subject to options granted under the Firefox Communications Inc. 1995 Outside Directors Stock Option Plan (the "Outside Directors Plan") to be registered hereunder, the aggregate exercise price is $371,918.05. For the Shares subject to options granted under the Firefox Communications Limited 1994 Share Option Scheme (the "1994 Scheme") to be registered hereunder, the aggregate exercise price is $897,782.00.

/(2)/ Registration fee equals (a) $373.55 payable in respect of Shares subject to options granted under the 1995 Plan, (b) $128.25 payable in respect of Shares subject to options granted under the Outside Directors Plan and (c) $309.58 payable in respect of Shares subject to options granted under the 1994 Scheme.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          FTP Software, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission (the "Commission") on April 1, 1996, and as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on April 29, 1996;

(b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

(c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission under the Exchange Act on September 23, 1993, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation, and a person who serves at the corporation's request as a director, officer, employee or other agent of the corporation, or who serves at its request in any capacity with respect to any employee benefit plan, to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

          The Registrant's Amended and Restated Bylaws (the "Bylaws") provide indemnity to each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a director of officer. Under Massachusetts law and the Bylaws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.
The Bylaws also provide that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by an interested director or officer. The Bylaws allow expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding to be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized by the Bylaws. The right of indemnification provided in the Bylaws is not exclusive of and does not affect any other rights to which any director or officer may be entitled. As used in the Bylaws, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

          Section 67 of Chapter 156B of the Massachusetts General Laws further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization with respect to any employee benefit plan, against any liability incurred by him or her in such capacity, or arising out of his or he status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

          The Registrant has purchased directors' and officers' liability insurance. Such insurance covers its directors and officers with respect to liability that they may incur in connection with their serving as such.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

Exhibit

5.        Opinion of Ropes & Gray.

23.1 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

23.2      Consent of Coopers & Lybrand L.L.P.

23.3      Consent of Clifford Chance

24.       Powers of Attorney (included on signature page).

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however,
                                                           --------  -------
          that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, The Commonwealth of Massachusetts, on the 22nd day of July, 1996.

                                  FTP SOFTWARE, INC.




                                  By /s/ David H. Zirkle
                                     ---------------------------
                                     David H. Zirkle
                                     Chief Executive Officer and
                                     Chairman of the Board
                                     (Principal Executive Officer)

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below hereby constitutes and appoints Glenn C. Hazard and John J. Warnock, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                      TITLE                                 DATE
           ---------                                      -----                                 ----
     /s/ David H. Zirkle                   Chief Executive Officer and                     July 22, 1996
- ---------------------------------          Chairman of the Board (Principal
         David H. Zirkle                   Executive Officer) and a Director


     /s/ John J. Warnock, Jr.              Senior Vice President, Chief                    July 22, 1996
- ---------------------------------          Financial Officer and Treasurer
         John J. Warnock, Jr.              (Principal Financial and
                                           Accounting Officer)

    /s/ John H. Keller                     Senior Vice President of Business               July 22, 1996
- ---------------------------                Operations and  a  Director
        John H. Keller


    /s/ Vinton G. Cerf
- ---------------------------                Director                                        July 22, 1996
        Vinton G. Cerf


    /s/ David D. Clark
- ---------------------------                Director                                        July 22, 1996
        David D. Clark


    /s/ F. David Fowler
- ---------------------------                Director                                        July 22, 1996
        F. David Fowler


    /s/ Louise A. Mathews                  Director                                        July 22, 1996
- ---------------------------
        Louise A. Mathews


    /s/ Glenn C. Hazard                    President and Chief Operating                   July 22, 1996
- ---------------------------                Officer and a Director
        Glenn C. Hazard

                                 EXHIBIT INDEX


Number                Title of Exhibit                               Page
- ------                ----------------                               ----

5.                 Opinion of Ropes & Gray.                            8

23.1 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement). 8

23.2               Consent of Coopers & Lybrand L.L.P.                 9

23.3               Consent of Clifford Chance.                        10

24.                Powers of Attorney (included on signature page).    5


                                       7